Exhibit 10.1

FELCOR LODGING TRUST INCORPORATED

2014 Equity Compensation Plan

(as amended and restated through October 27, 2016)

FELCOR LODGING TRUST INCORPORATED

2014 Equity Compensation Plan

Section 1.    Establishment, Purpose, and Effective Date of Plan

1.1    Establishment. FelCor Lodging Trust Incorporated, a Maryland corporation, hereby establishes the “FELCOR LODGING TRUST INCORPORATED 2014 EQUITY COMPENSATION PLAN” (the “Plan”) for its directors and employees. The Plan permits grants of stock options, restricted stock and restricted stock units as a payout media for payments under the plan.

1.2    Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by its directors and employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of directors and key employees upon whose judgment, interests and special effort the successful conduct of its operations is largely dependent. Subject to the Plan’s approval by the Company’s stockholders, the Plan shall be the only plan pursuant to which stock options, restricted stock and restricted stock units may be granted by the Company to participants, and upon receipt of such approval, no such grants shall be made thereafter under the Company’s 2005 Restricted Stock and Stock Option Plan (the “2005 Plan”); provided, however, that grants made under the 2005 Plan prior to receipt of such approval shall remain in full force and effect in accordance with their terms and the terms of the 2005 Plan.

1.3    Effective Date. The Plan was approved by the Company’s shareholders and originally became effective May 19, 2014 (“Original Effective Date”) and was subsequently amended, and is now amended and restated in its entirety effective October 27, 2016 (the “Effective Date”). Any Plan provision included in this amendment and restatement of the Plan not included in the Plan (as previously amended) prior to the Effective Date is only applicable to Awards (as defined below) granted on or after the Effective Date of this amended and restated Plan.

Section 2.    Definitions

2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “Award” means, collectively, each Option, Restricted Stock or Restricted Stock Unit, granted under this Plan, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

(b)    “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the Compensation Committee of the Board; provided, however, that for any grant to an Independent Director, the remaining members of that committee shall serve as the Compensation Committee with respect to such grant, including, but not limited to, the approval of the grant. The Board, as a whole, may take any action which the Committee is authorized to take hereunder.

(f)    “Company” means FelCor Lodging Trust Incorporated, a Maryland corporation

(g)    “Disability” means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

(h)    “Employee” means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, affiliates (including partnerships) or any branch or division thereof.

(i)    “Fair Market Value” of a share of Stock means the reported closing sales price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock was so reported. If the Stock is not traded on the New York Stock Exchange at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(j)    “Independent Director” means a director of the Company who is an “independent director” under the applicable rules and standards of the New York Stock Exchange and the Securities & Exchange Commission.

(k)    “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “incentive stock option” within the meaning of Section 422 of the Code or (ii) a “nonstatutory stock option.”

(l)    “Participant” means any Employee or Independent Director designated by the Committee to participate in the Plan.

(m)    “Period of Restriction” means (i) with respect to shares of Restricted Stock, the period during which the transfer of such shares is restricted pursuant to Section 8 of the Plan and (ii) with respect to Restricted Stock Units, the period beginning on when such Restricted Stock Units are granted to a Participant and ending when the shares of Stock underlying such Restricted Stock Units are to be issued to the Participant in accordance with the Award Agreement.

(n)    “Restricted Stock” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(o)    “Restricted Stock Units” means a number of hypothetical Stock units granted to a Participant pursuant to Section 8 of the Plan having a value equal to the Fair Market Value of an identical number of shares of Stock; such units provide for the issuance of a number of shares of Stock, determined with reference to the number of Restricted Stock Units awarded and any formula or other factor established by the Committee as set forth in the applicable Award Agreement, to such Participant (or other compensation having a value equal to the corresponding Stock), subject to satisfaction of certain conditions.

(p)    “Stock” means the common stock of the Company, par value of $.01 per share.

2.2    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.    Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among the Employees, directors and consultants of the Company who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

Section 4.    Administration. The Committee shall be responsible for the administration of the Plan; provided, however, that the Board shall at all times have the authority to assume administration of the Plan on a temporary or permanent basis. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5.    Stock Subject to Plan

5.1    Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 6,100,000, subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 hereof. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. Without limitation, no person whose compensation may be subject to the limitations on deductibility under Code Section 162(m) shall be eligible to receive Awards pursuant to this Plan in excess of 750,000 shares of Stock in any fiscal year, and no director who is not an employee of the Company shall be eligible to receive Awards in any fiscal year pursuant to this Plan valued, at the grant date, in excess of three times the annual retainer payable to such director in respect of such fiscal year.

5.2    Lapsed Awards. If any Award granted under the Plan terminates, expires, lapses or is canceled for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award hereunder. The Committee shall not, unless approved by (or subject to the approval of) shareholders, effect a repricing of all or any of the Options outstanding under the Plan at any time. Further, except as otherwise provided in Section 7.11 hereof, the Committee shall not, without the consent of the affected Optionee, have the authority to effect the cancellation or modification of any or all outstanding Options.

5.3    Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the Original Effective Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Plan and to each Award hereunder, and to the stated Option price (if any) of each Award, shall be adjusted appropriately by the Committee or the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee or the Board also shall have discretion to make appropriate adjustments in the number and type of shares subject to an Award of Restricted Stock or Restricted Stock Units under the Plan pursuant to the terms of such an Award. In the event of a merger or consolidation where the Company is not the surviving corporation, the surviving corporation shall be required to assume the outstanding Awards which have not been canceled, and the Committee, in its sole discretion, shall adjust the number of shares, and the Option price (if any), so as to neither reduce or enlarge the rights of the Participant, including, but not limited to, dividing the shares and the Option price (if any) by the exchange ratio.

Section 6.    Shareholder Approval, Duration of Plan and Minimum Vesting and Holding Requirements

6.1    Shareholder Approval. All Awards granted under this Plan are subject to, and may not be exercised before, and will be rescinded and become void in the absence of, the approval of this Plan by a majority of the shareholders voting thereon at a meeting of shareholders, at which a quorum is present, held prior to the first anniversary of the Original Effective Date of this Plan.

6.2    Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate pursuant to Section 10 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth anniversary of the Original Effective Date.

6.3 Minimum Vesting/Restriction Period. Except in connection with, or following, an event or other circumstance as a consequence of which vesting accelerates, the applicable Period of Restriction lapses or similar consequences occur in accordance with this Plan, any Award or any other agreement, as applicable, but otherwise notwithstanding any provision in the Plan or any Award to the contrary:

(a)    Any and all Options granted under this Plan shall be subject to a vesting period which at a minimum requires the Participant to continue to provide services for at least 12 months from the date the Award is granted before such Participant is permitted to exercise any portion of such Option; and

(b)    Any and all Restricted Stock and/or Restricted Stock Units granted under this Plan shall be subject to a Period of Restriction which at a minimum requires the Participant to continue to provide services for at least 12 months from the date the Award is granted before any such Period of Restriction lapses with respect to any portion of such Award.”

Section 7.    Stock Options

7.1    Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee, and for all purposes hereof, the date of such grant shall be the date on which the Committee takes formal action to grant an Option, provided that it is followed, as soon as reasonably practicable, by written notice to the person receiving the Option. The Committee shall have complete discretion in determining the number of Options granted to each Participant and the terms and provisions thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant; provided, however, that the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock, with respect to which all incentive stock options granted under any plan of the Company are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts that exceed the maximum established by Section 422 of the Code.

7.2    Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

7.3    Option Price. The Option price of each share of Stock subject to each Option granted pursuant to this Plan shall be determined by the Committee at the time the Option is granted and, in the case of incentive stock options, shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted, as determined by the Committee. In the case of incentive stock options granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock (“Ten Percent Owner”), the Option price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option price of each share of Stock subject to a nonstatutory stock option under this Plan shall be determined by the Committee, in its sole discretion, prior to granting the Option.

7.4    Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than ten (10) years from the date of its grant, and no incentive stock option granted to a Ten Percent Owner shall be exercisable later than five (5) years from the date of its grant.

7.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. Notwithstanding any Plan provision to the contrary, no Option may be exercised within twelve (12) months after the date of grant. Each Option that is intended to qualify as an incentive stock option pursuant to Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. Subject to the provisions of this Section 7.5 and Section 6.3, the Committee may, in its sole discretion, accelerate the date on which any Option may be exercised.

7.6    Payment. The Option price of Stock acquired upon exercise of any Option, and applicable withholding as described in Sections 11.1 and 11.2, shall be paid in full on the date of exercise, by certified or cashier's check, by wire transfer, by money order, through a broker assisted exercise, with Stock (but with Stock only if expressly permitted by the terms of the Option), or by a combination of the above. If the Option Price is permitted to be, and is, paid in whole or in part with Stock, the value of the Stock surrendered shall be its Fair Market Value on the date surrendered. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes. For purposes of this Section 7.6,

“broker assisted exercise” shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (x) a Committee-designated brokerage firm to effect the immediate sale of the shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option price plus all applicable withholding and employment taxes required, and (y) the Committee to deliver the certificates for the shares directly to such brokerage firm in order to complete the sale. Subject to the Committee’s discretion and on such terms as the Committee may approve, payment for an option exercise may be by notice of exercise that includes a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Participant (“Share Withholding”) that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the exercise price of the Option exercise, in which case the Option will be deemed surrendered and cancelled with respect to the number of shares retained by the Company (and will not be added back to the share reserve). The Committee will document pre-approval of any form of payment that is subject to pre-approval by the Committee, in its sole discretion (including the Option price of Stock acquired upon exercise of any Option and any applicable Award withholding) by a Participant who is an Insider. In the case of a Participant who is an Officer or Director, any pre-approval will be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

7.7    Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.

7.8    Termination of Employment Due to Death or Disability. Unless otherwise expressly provided in the Option, if the employment of a Participant is terminated by reason of death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) the first anniversary of such date of termination of employment.

7.9    Termination of Employment Other than for Death or Disability. Unless otherwise expressly provided in the Option, if the employment of the Participant shall terminate for any reason other than death or Disability, the rights under any then outstanding Option shall terminate upon the first to occur of (i) the expiration date of the Option or (ii) ninety (90) days after such date of termination of employment.

7.10    Nontransferability of Options. Except in connection with, or following, an event or other circumstance as a consequence of which vesting accelerates or similar consequences occur in accordance with this Plan, any Award or any other agreement, as applicable, but otherwise notwithstanding any provision in this Plan or any Award to the contrary, at least 25% of the shares of Stock delivered upon exercise of any Option may not under any circumstances be sold, transferred pledged, assigned, or otherwise alienated or hypothecated for a period of at least 12 months measured from the date of exercise of such Option. The 25% of shares of Stock referenced in the immediately preceding sentence shall be determined after any withholding in Stock occurs with respect to such corresponding Option under Section 11.1 of the Plan, Section 11.2 of the Plan or otherwise as determined by the Committee. Unless otherwise expressly provided in the Option, but subject to the directly preceding sentences in this Section 7.10, no Option granted under the Plan may be sold, transferred pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

7.11    Cancellation. Unless otherwise expressly provided in the Option of reference, in the event of a merger or consolidation where the Company is not the surviving corporation (or survives only as the 80% or greater owned subsidiary of another corporation), the Committee, in its sole discretion may cancel, by giving written notice (a “Cancellation Notice”), effective immediately prior to the consummation of such transaction, all or any of the vested portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the transaction.

7.12 Underwater Options. The Committee and/or the Company may not purchase (or authorize the purchase) of any Option for cash to the extent the exercise price of each share of Stock subject to such Option is greater than the Fair Market Value of the underlying Stock subject to such Option, unless the cancellation and/or exchange occurs in connection with an event set forth in Sections 5.3 or 7.11 (involving certain corporate transactions).

Section 8.    Restricted Stock; Restricted Stock Units.

8.1    Grants of Restricted Stock and/or Restricted Stock Units.

(a)    Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Each such grant shall be evidenced by a written Award Agreement that specifies the Period of Restriction and other specific terms of the Award. Subject to Section 6, but otherwise without limitation, the Committee may accelerate the date on which restrictions lapse with respect to any Restricted Stock and/or Restricted Stock Units. Subject to Section 8.2, upon the expiration or termination of the Period of Restriction and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Stock or Restricted Stock Units will lapse and the number of shares of Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of an Award Agreement, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Award is subject to a deferral condition that complies with Code Section 409A and the regulations and interpretive authority issued thereunder as may be allowed or required by the Committee in its sole discretion. The Company will not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferred settlement date specified in the Award Agreement that complies with Code Section 409A requirements, the Stock will be issued and delivered, and the Participant will be entitled to the beneficial ownership rights of such Stock, as soon as practicable after the Period of Restriction lapses, but not later than (i) the later of (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Period of Restriction ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Period of Restriction ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

(b)    In addition to a deferred settlement date specified by the Committee in any Restricted Stock Unit Award Agreement, a Participant may elect, subject to Committee consent, a later deferred settlement date with respect to an Award of Restricted Stock Units subject to the conditions specified below. The Committee, however, has the authority to refuse to permit a Participant to elect a deferred settlement date, if the Committee determines that such election would jeopardize the Plan's compliance with applicable law or the Plan's status as a top hat plan under ERISA.

(x)    The deferred settlement date may be elected by a Participant only if the Period of Restriction requires the Participant to continue to provide services for at least 12 months from the date the Award is granted. For all purposes hereof, the date of such grant shall be the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably practicable, by written notice to the person receiving the Award.

(y)    The Participant may only make a deferred settlement date election if the election is made on or before the 30th day after the date of grant of the Award and only if the election is made at least 12 months in advance of the earliest date at which the Period of Restriction could end, other than an acceleration that occurs on account of the Participant’s death, Disability or upon a change in control event (as defined in Treas. Regs. §1.409A-3 (i)(5)).

(z)    The deferred settlement date must be a date that is later than the date the Period of Restriction Ends.

Any election to defer the settlement date pursuant to this Section 8.1(b) will be effective only when timely filed with the Committee or its designee on the form utilized for such purpose. Each election must specify: (i) the Restricted Stock Unit Award and number of shares to be deferred; (ii) the applicable settlement date or dates (including the date a separation from service occurs); and (iii) form of distribution (lump sum or installments).

8.2    Transferability. Except in connection with, or following, an event or circumstance as a consequence of which the applicable Period of Restriction lapses or similar consequences occur in accordance with this Plan, any Award or any other agreement, as applicable, but otherwise notwithstanding any provision in this Plan or any Award to the contrary, at least 25% of the shares of Stock subject to grants of Restricted Stock and/or Restricted Stock Units, respectively, hereunder may not under any circumstances be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for a period of at least 12 months measured from the later of the date: (i) any Period of Restriction applicable to the Restricted Stock and/or Restricted Stock Units, respectively, lapses; and (ii) the shares of Stock subject to such grant are delivered to the Participant. The 25% of shares of Stock referenced in the immediately preceding sentence shall be determined after any withholding in Stock occurs with respect to such corresponding Restricted Stock and/or Restricted Stock Units, respectively, under Section 11.1 of the Plan, Section 11.2 of the Plan or otherwise as determined by the Committee. Except as provided in Section 8.6 hereof and subject to the provisions above in this Section 8.2, the shares of Restricted Stock or Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Award Agreement.

8.3    Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.

8.4    Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Participants awarded Restricted Stock Units hereunder shall have no voting rights with respect to those Restricted Stock Units until the issuance and delivery of shares of Stock in respect thereof on the later of the lapse of the Period of Restriction or the settlement date specified in the Award Agreement.

8.5    Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock shall be entitled to receive cash dividends distributed with respect to those shares. Participants granted Restricted Stock Units hereunder shall not be entitled to receive cash dividends distributed with respect to those shares or with respect to Stock underlying Restricted Stock Units; however, to the extent such Restricted Stock Units are not forfeited by such Participants prior to the end of the Period of Restriction, such Participants shall be entitled to receive cash payments immediately following the end of the Period of Restriction equal to the cash dividends that would otherwise have been paid with respect to the shares of Stock issued with respect to Restricted Stock Units had they been issued and outstanding throughout the Period of Restriction.

8.6    Termination of Employment. Unless otherwise expressly provided in the Award Agreement or any other agreement between a Participant and the Company, in the event that such Participant’s employment with the Company is terminated for any reason during the Period of Restriction (including death), then any shares of Restricted Stock and any Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited.

Section 9.    Rights of Employees.

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

Section 10.    Amendment, Modification and Termination of Plan.

The Board at any time may terminate, and from time to time may amend or modify the Plan, and may amend or modify Awards hereunder; provided, however, that no amendment of the Plan or of any Award hereunder, without approval of the shareholders within one year after the adoption of such amendment, may (a) increase the aggregate number of shares of Stock that may be issued under the Plan; (b) extend the term of the Plan; or (c) materially modify the requirements as to eligibility to receive Awards under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the affected Participant(s).

Section 11.    Miscellaneous.

11.1    Tax Withholding. Without limitation, on the date an Award is taken into a Participant's income, the Company shall have the right to withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local withholding and employment tax requirements with respect to such Award.

11.2    Stock Withholding Elections. On the date an Award is includible in a Participant's income, the Company shall have the right to withhold shares of Stock and/or cash, or to require a Participant to remit to the Company, an amount sufficient to satisfy the Company's resulting federal, state, and local income tax and employment tax withholding requirements with respect to such Award. Notwithstanding the foregoing, the Committee may permit, and the terms of an Award may provide that, a Participant may elect to have fewer or more shares of Stock otherwise issuable thereunder withheld so long as the shares of Stock therefor withheld have an aggregate Fair Market Value that is neither less than the minimum or more than the maximum related total federal, state and local income and employment tax withholding obligations. Any such elections, if available, must be made by a Participant on or prior to the tax date. Shares of Stock withheld by the Company pursuant to this Section 11.2 of the Plan or otherwise to satisfy the Company's resulting federal, state, and local income tax and employment tax withholding requirements with respect to an Award shall not be available for a subsequent Award hereunder.

11.3    Severability. If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

11.4    Notice. Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this Subsection, or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection. The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices; provided further, that a Participant who is not an Employee must file such written notice with the Committee. Until changed in accordance with this Plan, the Company and the Participant shall be deemed to have specified as its and his address for receiving notices (i) as to the Company, the principal executive offices of the Company, and (ii) as to the Participant, (A) where the Participant is an Employee, the most current address of the Participant set forth in the Company's employment records, and (B) where Participant is not an Employee, the address set forth in the most recent notice. Any person entitled to notice under this Plan may waive such notice. Without limiting the generality of the forgoing, for all purposes hereof, the address of the Company shall be the address of the Committee.

Section 12. Indemnification.

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan made in good faith and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not apply to any acts of willful misconduct by any member of the Committee or the Board. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 13.    Requirements of Law.

13.1    Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.2    Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

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